iGambit Inc.

2006 LONG-TERM INCENTIVE PLAN

AMENDED December 31, 2006

1. Definitions. In this Plan, except where the context otherwise indicates, the following definitions shall apply:

1.1. "Agreement" means a written agreement evidencing an Award.

1.2. "Award" means a grant of an Option, Right or Performance Award or an award of Restricted Shares or Incentive Shares.

1.3. "Board" means the Board of Directors of the Company.

1.4. "Code" means the Internal Revenue Code of 1986, as amended.

1.5. "Committee" means a committee or subcommittee of the Board appointed by the Board to administer this Plan and programs hereunder. The Committee may, in its discretion, appoint a subcommittee to administer the Plan with respect to specific Awards hereunder. If no such appointment is in effect at any time, “Committee” shall mean the Board.

1.6. “Common Stock” means the common stock, par value $0.01 per share, of the Company.

1.7 "Company" means iGambit Inc.

1.8."Date of Exercise" means the date on which the Company receives notice of the exercise of an Option in accordance with the terms of Section 8.1.

1.9."Date of Grant" means the date on which an Option, Right or Performance Award is granted or Restricted Shares or Incentive Shares are awarded under this Plan.

1.10."Director" means a member of the Board of Directors of the Company or any Subsidiary.

1.11."Employee" means any person determined by the Committee to be an employee of the Company or a Subsidiary, including an Employee Director, consultant or any person who has been hired to be an employee or consultant of the Company or a Subsidiary.

1.12."Employee Director" means a Director who is also an Employee.

1.13."Exchange Act" means the Securities Exchange Act of 1934, as amended.

1.14."Fair Market Value" means an amount equal to the then fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose, or, unless otherwise determined by the Committee, if the Shares become traded on a securities exchange or automated dealer quotation system, fair market value shall be the last sale price for a Share on such securities exchange or automated dealer quotation system as reported by such source as the Committee may select.

1.15."Incentive Shares" means an award providing for the contingent grant of Shares pursuant to the provisions of Section 10.

1.16."Incentive Stock Option" means an Option granted under this Plan that the Company designates as an incentive stock option under Section 422 of the Code in the Agreement granting the Option.

1.17."Nonstatutory Stock Option" means an Option granted under this Plan that is not an Incentive Stock Option.

1.18."Option" means an option to purchase Shares granted under this Plan in accordance with the terms of Section 6.

1.19."Option Period" means the period during which an Option may be exercised.

1.20."Option Price" means the price per Share at which an Option may be exercised. Subject to the terms of the Plan, the Option Price shall be determined by the Committee; provided, however, that in no event shall the Option Price be less than the par value of the each Share.

1.21."Participant" means a Director, Employee, Employee Director, and Individual to whom an Award has been granted under this Plan. Awards may be granted only to Employees, members of the Board of directors, individuals who render services to the Company.

1.22. "Performance Award" means a performance award granted under the Plan in accordance with the terms of Section 11.

1.23."Performance Goals" means performance goals established by the Committee which may be based on earnings or earnings growth, sales, return on assets, cash flow, total shareholder return, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, or any other goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance standards may be particular to an employee or the department, branch, Subsidiary or other division in which he or she works, or may be based on the performance of the Company generally, and may cover such period as may be specified by the Committee.

1.24."Plan" means the iGambit Inc. 2006 Long-Term Incentive Plan, as amended from time to time.

1.25."Related Option" means the Option in connection with which, or by amendment to which, a specified Right is granted.

1.26."Related Right" means the Right granted in connection with, or by amendment to, a specified Option.

1.27."Restricted Shares" means Shares awarded under the Plan pursuant to the provisions of Section 9.

1.28."Right" means a stock appreciation right granted under the Plan in accordance with the terms of Section 7.

1.29."Right Period" means the period during which a Right may be exercised.

1.30."Share" means one share of Common Stock.

1.31."Subsidiary" means a corporation at least 50% of the total combined voting power of all classes of stock of which is owned by the Company, either directly or through one or more other Subsidiaries.

1.32."Ten-Percent Shareholder" means a Participant who (applying the rules of Section 424(d) of the Code) owns shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or a Subsidiary.

2. Purpose. This Plan is intended to assist the Company and its Subsidiaries in attracting and retaining Directors, Employees, Employee Directors and other Individuals of outstanding ability and to promote the identification of their interests with those of the shareholders of the Company.

3. Administration. The Committee shall administer this Plan and shall have plenary authority, in its discretion, to award Options, Rights, Restricted Shares, Incentive Shares and Performance Awards to Directors, Employees and Employee Directors, subject to the provisions of this Plan. The Committee shall have plenary authority and discretion, subject to the provisions of this Plan, to determine the Directors, Employees or Employee Directors to whom Options, Rights or Performance Awards shall be granted and to whom Restricted Shares or Incentive Shares shall be awarded, the terms (which terms need not be identical) of all Awards to Directors, Employees and Employee Directors, including without limitation the Option Price of Options, the time or times at which Awards are made, the number of Shares covered by Awards, whether an Option shall be an Incentive Stock Option or a Nonstatutory Stock Option, any exceptions to non-transferability, any Performance Goals applicable to Awards, any provisions relating to vesting, any circumstances in which the Options would terminate, the period during which Options and Rights may be exercised, and the period during which Restricted Shares shall be subject to restrictions. In making these determinations, the Committee may take into account the nature of the services rendered or to be rendered by the Award recipients, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of this Plan, the Committee shall have plenary authority to interpret this Plan, prescribe, amend and rescind rules and regulations relating to it, and make all other determinations deemed necessary or advisable for the administration of this Plan. The determinations of the Committee on the matters referred to in this Section 3 shall be binding and final.

4. Eligibility. Options, Rights, Restricted Shares, Incentive Shares and Performance Awards may be granted or awarded only to Employees, Directors and Individuals, provided, however, that Individuals and Directors, other than Employee Directors, may not be granted Incentive Stock Options. A Director, Employee, Employee Director or Individual who has been granted an Option, Right or Performance Award or awarded Restricted Shares or Incentive Shares may be granted additional Options, Rights or Performance Awards or awarded additional Shares of Restricted Shares or Incentive Shares.

5. Stock Subject to Plan.

5.1. Subject to adjustment as provided in Section 12, the maximum number of Shares that may be issued under this Plan is 10,000,000 Shares plus an annual increase, effective as of the first day of each calendar year, commencing with 2006, equal to 10% of the number of outstanding Shares as of the first day of such calendar year, but in no event more than 15,000,000 Shares in the aggregate. Such Shares may be authorized but unissued Shares, Shares held in the treasury, or both. The full number of Shares available may be used for any type of Option or other Benefit.

5.2. If an Option or Right expires or terminates for any reason (other than termination by virtue of the exercise of a Related Option or Related Right, as the case may be) without having been fully exercised, if Shares of Restricted Shares are forfeited or if Shares covered by an Incentive Share Award or Performance Award are not issued or are forfeited, the unissued or forfeited Shares which had been subject to the Award shall become available for the grant of additional Awards.

5.3. Upon exercise of a Right (regardless of whether the Right is settled in cash or Shares), the number of Shares with respect to which the Right is exercised shall be charged against the number of Shares issuable under the Plan and shall not become available for the grant of other Awards.

6. Options.

6.1. Options granted under this Plan to Employees shall be either Incentive Stock Options or Nonstatutory Stock Options, as designated by the Committee. Each Option granted under this Plan shall be clearly identified either as a Nonstatutory Stock Option or an Incentive Stock Option and shall be evidenced by an Agreement that specifies the terms and conditions of the grant. If not otherwise designated or specified by the Committee or identified in the Agreement, such Options shall be deemed to be Nonstatutory Stock Options. Options shall be subject to the terms and conditions set forth in this Section 6 and such other terms and conditions not inconsistent with this Plan as the Committee may specify.

6.2. The price per Share at which an Incentive Stock Option granted under this Plan may be exercised shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to a Participant who is a Ten-Percent Shareholder, the exercise price per Share shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Shares on the Date of Grant.

6.3. The Option Period shall be determined by the Committee and specifically set forth in the Agreement; provided, however, that an Option shall not be exercisable after ten years (five years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) from its Date of Grant.

6.4. The Committee, in its discretion, may provide in an Agreement for the right of the Participant to surrender to the Company an Option (or a portion thereof) that has become exercisable and to receive upon such surrender, without any payment to the Company (other than required tax withholding amounts) that number of Shares (equal to the highest whole number of Shares) having an aggregate fair market value as of the date of surrender equal to that number of Shares subject to the Option (or portion thereof) being surrendered multiplied by an amount equal to the excess of (a) the Fair Market Value on the date of surrender over (b) the Option Price, plus an amount of cash equal to the fair market value of any fractional Share to which the Participant would be entitled but for the parenthetical above relating to whole number of Shares. Any such surrender shall be treated as the exercise of the Option (or portion thereof).

7. Rights.

7.1. Rights granted under the Plan shall be evidenced by an Agreement specifying the terms and conditions of the grant.

7.2. A Right may be granted under the Plan:

(a) in connection with, and at the same time as, the grant of an Option under the Plan;

(b) by amendment of an outstanding Option granted under the Plan; or

(c) independently of any Option granted under the Plan.

7.3. A Right granted under Section 7.2(a) or Section 7.2(b) of this Plan is a Related Right. A Related Right may, in the Committee's discretion, apply to all or any portion of the Shares subject to the Related Option.

7.4. A Right may be exercised in whole or in part as provided in the applicable Agreement, and, subject to the terms of the Agreement, entitles a Participant to receive, without payment to the Company (but subject to required tax withholding), either cash or that number of Shares (equal to the highest whole number of Shares), or a combination thereof, in an amount or having a fair market value determined as of the Date of Exercise not to exceed the number of Shares subject to the portion of the Right exercised multiplied by an amount equal to the excess of (a) the Fair Market Value on the Date of Exercise of the Right over (b) either (i) the Fair Market Value on the Date of Grant of the Right if it is not a Related Right (or such amount in excess of such Fair Market Value as may be specified by the Committee), or (ii) the Option Price as provided in the Related Option if the Right is a Related Right.

7.5. The Right Period shall be determined by the Committee and specifically set forth in the Agreement, subject to the following conditions:

(a) a Right will expire no later than the earlier of (i) ten years from the Date of Grant, or (ii) in the case of a Related Right, the expiration of the Related Option;

(b) a Right may be exercised only when the Fair Market Value on the Date of Exercise exceeds either (a) the Fair Market Value on the Date of Grant of the Right if it is not a Related Right (or such amount in excess of such Fair Market Value as may be specified by the Committee), or (b) the Option Price of the Related Option if the Right is a Related Right; and

(c) a Right that is a Related Right to an Incentive Stock Option may be exercised only when and to the extent the Related Option is exercisable.

7.6. The exercise, in whole or in part, of a Related Right shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Related Right is exercised. Similarly, the exercise, in whole or in part, of a Related Option shall cause a reduction in the number of Shares subject to the Related Right equal to the number of Shares with respect to which the Related Option is exercised.

8. Exercise of Options and Rights.

8.1. An Option or Right may, subject to the terms of the applicable Agreement under which it was granted, be exercised in whole or in part by the delivery to the Company of written notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of an Option, by (a) a full payment for the Shares with respect to which the Option is exercised or (b) irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price of the Option. To the extent provided in the applicable Option Agreement, payment may be made in whole or in part by delivery (including constructive delivery) of Shares valued at Fair Market Value on the Date of Exercise or by delivery of a promissory note as provided in Section 8.2 hereof.

8.2. To the extent provided in an Agreement and permitted by applicable law, the Committee may accept as partial payment of the Option Price a promissory note executed by the Participant evidencing his or her obligation to make future cash payment thereof. Promissory notes made pursuant to this Section 8.2 shall be payable upon such terms as may be determined by the Committee, shall be secured by a pledge of the Shares received upon exercise of the Option, or other securities the Committee may deem to be acceptable for such purposes, and shall bear interest at a rate fixed by the Committee.

8.3. Options and Rights granted under this Plan shall not be transferable except by will, the laws of descent and distribution, or as provided by the Committee in an Agreement.

9. Restricted Share Awards.

9.1. Restricted Share awards under this Plan shall consist of Shares that are restricted against transfer, subject to forfeiture, and subject to such other terms and conditions as may be determined by the Committee. Such terms and conditions may provide, in the discretion of the Committee, for the lapse of forfeiture and transfer restrictions to be contingent upon the achievement of one or more specified Performance Goals.

9.2. Restricted Share awards under this Plan shall be evidenced by Agreements specifying the terms and conditions of the Award. Each Agreement evidencing an Award of Restricted Shares shall contain the following:

(a) prohibitions against the sale, assignment, transfer, exchange, pledge, hypothecation, or other encumbrance of (i) the Shares awarded as Restricted Shares under this Plan, (ii) the right to vote the Shares, and (iii) the right to receive dividends thereon, in each case during the restriction period applicable to the Shares; provided, however, that the Participant shall have all the other rights of a shareholder including without limitation the right to receive dividends and the right to vote the Shares;

(b) a requirement that each certificate representing Shares of Restricted Shares shall be deposited with the Company, or its designee, and shall bear the following legend:

"This certificate and the Shares represented hereby are subject to the terms and conditions (including the risks of forfeiture and restrictions against transfer) contained in iGambit Inc. 2006 Long-Term Incentive Plan and an Agreement entered into between the registered owner and iGambit Inc. or one of its affiliates. Release from such terms and conditions shall be made only in accordance with the provisions of this Plan and the Agreement, a copy of each of which is on file in the office of the Secretary of iGambit Inc.; and

(c) the terms and conditions upon which any restrictions applicable to Shares of Restricted Shares shall lapse and new certificates free of the foregoing legend shall be issued to the Participant or his or her legal representative.

9.3. The Committee may include in any Agreement awarding Restricted Shares a requirement that, in the event of a Participant's termination of employment for any reason prior to the lapse of restrictions, all Shares of Restricted Shares shall be forfeited by the Participant to the Company without payment of any consideration by the Company and neither the Participant nor any successors, heirs, assigns or personal representatives of the Participant shall thereafter have any further rights or interest in the Shares or certificates.

10. Incentive Share Awards. Incentive Shares awarded under this Plan shall be evidenced by an Agreement specifying the terms and conditions of such Award. Incentive Share Awards shall provide for the issuance of Shares to a Participant at such times and subject to such terms and conditions as the Committee shall deem appropriate, including without limitation terms that condition the issuance of Shares upon the achievement of Performance Goals.

11. Performance Awards. Performance Awards granted under this Plan shall be evidenced by an Agreement specifying the terms and conditions of such Award. Performance Awards shall become payable on account of attainment of one or more Performance Goals established by the Committee. Performance Awards may be paid by the delivery of Shares or cash, or any combination of Shares and cash, as specified in the Agreement. If a Performance Award is paid in cash, the Award shall be deemed, for purposes of Section 5.1 hereof, to cover a number of Shares equal to the quotient obtained by dividing the dollar amount of the Award payment by the Fair Market Value of a Share as of the date of payment, rounded to the next highest whole number.

12. Capital Adjustments. In the event of any change in the outstanding number of Shares by reason of any stock dividend, split-up, recapitalization, reclassification, combination or exchange of shares, merger, consolidation or liquidation and the like, the Committee may, in its discretion, provide for a substitution for or adjustment in (a) the number and class of Shares subject to outstanding Options, Rights and Awards of Restricted Shares, Incentive Shares or Performance Awards, (b) the Option Price of Options and the base price upon which payments under Rights that are not Related Rights are determined, and (c) the aggregate number and class of Shares for which Awards thereafter may be made under this Plan.

13. Termination or Amendment. The Board may amend, alter or terminate this Plan in any respect at any time; provided, however, that, after this Plan has been approved by the shareholders of the Company, no amendment, alteration or termination of this Plan shall be made by the Board without approval of (a) the Company's shareholders to the extent shareholder approval of the amendment is required by applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Shares are listed or quoted, if any, and (b) each affected Participant if such amendment, alteration or termination would adversely affect his or her rights or obligations under any Award made prior to the date of such amendment, alteration or termination.

14. Modification, Extension, Renewal, Substitution.

14.1. Subject to the terms and conditions of this Plan, the Committee may modify, extend or renew outstanding Options and Rights, or accept the surrender of outstanding Options and Rights granted under this Plan or options and stock appreciation rights granted under any other plan of the Company or a Subsidiary (to the extent not theretofore exercised), and authorize the granting of new Options and Rights pursuant to this Plan in substitution therefor. Any substituted Options or Rights may specify a lower exercise price than the surrendered options and stock appreciation rights, a longer term than the surrendered options and stock appreciation rights, or have any other provisions that are authorized by this Plan. Subject to the terms and conditions of this Plan, the Committee may modify the terms of any outstanding Awards. Notwithstanding the foregoing, however, no modification of an Award shall, without the consent of the Participant, alter or impair any of the Participant's rights or obligations under such Award.

14.2. Anything contained herein to the contrary notwithstanding, Awards may, at the discretion of the Committee, be granted under this Plan in substitution for options and such other awards covering capital stock of another corporation (a) which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Subsidiaries or (b) which acquires, directly or indirectly, all or a substantial portion of the property or Shares of the Company. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the awards in substitution for which they are granted.

15. Effectiveness of this Plan. This Plan and any amendments hereto requiring shareholder approval pursuant to Section 13 are subject to approval by vote of the shareholders of the Company following adoption by the Board. Subject to such shareholder approval, this Plan and any amendments hereto shall be effective as of the date specified by the Board.

16. Withholding. The Company's obligation to deliver Shares or pay any amount pursuant to the terms of any Award hereunder shall be subject to satisfaction of applicable federal, state and local tax withholding requirements. To the extent provided in the applicable Agreement and in accordance with rules prescribed by the Committee, a Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment, (b) authorizing the Company to withhold Shares otherwise issuable to the Participant, or (c) delivering to the Company already-owned and unencumbered Shares.

17. Term of this Plan. Unless sooner terminated by the Board pursuant to Section 13, this Plan shall terminate on December 1, 2009, and no Awards may be granted or awarded after such date. The termination of this Plan shall not affect the validity of any Award outstanding on the date of termination.

18. Indemnification of Committee. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Option, Right, Restricted Shares, Incentive Shares or Performance Awards granted or awarded hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

19. General Provisions.

19.1. The establishment of this Plan shall not confer upon any Director, Employee or Employee Director any legal or equitable right against the Company, any Subsidiary or the Committee, except as expressly provided in this Plan.

19.2. This Plan does not constitute inducement or consideration for the employment of any Employee or the service of any Director or Employee Director, nor is it a contract between the Company or any Subsidiary and any Director, Employee or Employee Director. Participation in this Plan shall not give a Director, Employee or Employee Director any right to be retained in the service of the Company or any Subsidiary.

19.3. Neither the adoption of this Plan nor its submission to the Shareholders shall not be taken to impose any limitations on the powers of the Company or its Subsidiaries to issue, grant, or assume options, warrants, rights, restricted shares, or other awards otherwise than under this Plan, or to adopt other stock option, restricted shares or other plans or to impose any requirement of shareholder approval upon the same.

19.4. The interests of any Director, Employee or Employee Director under this Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in an Agreement.

19.5. This Plan shall be governed, construed and administered in accordance with the laws of the State of New York.

19.6. The Committee may require each person acquiring Shares pursuant to Awards hereunder to represent to and agree with the Company in writing as to restrictions on transfer of the Shares and that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under any applicable laws, rules and regulations, any stock exchange upon which the Shares are then listed or interdealer quotation system upon which the Shares are then quoted, and any applicable United States federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

19.7. The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards under this Plan, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying to the Board's or Committee's complete satisfaction, with all rules and regulations, under United States federal, state or local law deemed applicable by the Committee.